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                                                                  EXHIBIT  23(b)





                        CONSENT OF INDEPENDENT AUDITORS



                 We consent to the incorporation by reference in the Registration Statement (Form S-8 No.33-58311) pertaining to the United States Lime & Minerals, Inc. 1992 Stock Option Plan, as amended, of our report dated February 1, 1994, with respect to the consolidated financial statements of United States Lime & Minerals, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1995.



                                        ARONSON, FETRIDGE & WEIGLE



Rockville, Maryland
February 28, 1996